John W. Hlywak, Jr. (Investors)             Jay Higham (Media/Physicians)
Senior Vice President & CFO                 Senior Vice President of Marketing
IntegraMed America, Inc.                    IntegraMed America, Inc.
(914) 251-4143                              (914) 251-4127
email:  jhlywak@integramed.com              email:jayhigham@integramed.com
        ----------------------                    ------------------------
Web Address:  http://www.integramed.com
              -------------------------



                   INTEGRAMED AMERICA EXPANDS INTO CONNECTICUT


Purchase, NY, May 19, 2004 - IntegraMed America, Inc. (Nasdaq: INMD) today announced an agreement with Reproductive Medicine Associates of Connecticut ("RMA of CT") a Norwalk, CT based fertility center, to offer the IntegraMed Shared Risk(TM) Refund Program to the Connecticut market.

RMA of CT is conveniently located at 10 Glover Avenue, Norwalk, CT in lower Fairfield County. Led by Richard T. Scott, Jr, MD, and Mark P. Leondires, MD, RMA of CT has a close working relationship with the renowned Reproductive Medicine Associates of NJ and the Reproductive Medicine Associates of New York. Combined, these three centers cover the entire New York, Connecticut and New Jersey market, which is among the largest fertility markets in the United States.

Under the terms of the agreement, IntegraMed is committed to providing the Center with access to patient and business service offerings. Initially, the focus is on the Company's patient-oriented offerings including the IntegraMed Shared Risk(TM) Refund Program, the Company's Internet marketing services and certain group purchasing services. In addition, the Center has the right to access a full portfolio of other products and services that the Company makes available to its growing network of affiliated fertility centers.

"The addition of Reproductive Medicine Associates of Connecticut completes our greater New York market expansion plans," said Gerardo Canet, President and CEO of IntegraMed America, Inc. "We now have an enviable provider network in place in a huge market for fertility services. Our focus in the near term is to provide high quality programs and services to our contracted providers and to the patients living within a 50 mile radius."

                                    - more -

"Patients in the greater New York area are very sophisticated and demand the best in reproductive care," said Richard T. Scott, MD, Medical Director of Reproductive Medicine Associates of CT. "I've known and worked with Dr. Leondires for nine years. During that time he has proven that he can develop and sustain the type of quality service required to be successful in this demanding marketplace and my partners and I are thrilled to have him join with us in Connecticut and with our ability to obtain IntegraMed's support in this effort."

IntegraMed's network is now comprised of 25 contracted fertility centers. These centers employ 138 physicians and PhD scientists in 72 locations across the United States. They account for over 20% of total IVF volume performed in this country and report success rates for IVF treatment in women less than age 35 higher than the national average on a consolidated basis. We believe this makes IntegraMed the leader in providing services to both consumers and medical providers in the fertility field.

IntegraMed, based in Purchase, NY offers products and services to patients, providers and payors focused on the $2 billion fertility industry. IntegraMed provides business services to a national network of fertility centers; distributes pharmaceutical products and treatment financing programs directly to consumers; and operates http://www.integramed.com, a leading fertility portal.

Statements contained in this press release that are not based on historical fact, including statements concerning future results, performance, expectations and expansion of IntegraMed are forward-looking statements that may involve a number of risks and uncertainties. Actual results may differ materially from the statements made as a result of various factors, including, but not limited to, the risks associated with IntegraMed's ability to finance future growth; the loss of significant business services contract(s); profitability at Reproductive Science Centers serviced by IntegraMed; changes in insurance coverage, government laws and regulations regarding health care or managed care contracting; and other risks, including those identified in the IntegraMed's most recent Form 10-K and in other documents filed by IntegraMed with the U.S. Securities and Exchange Commission. All information in this press release is as of May 19, 2004 and IntegraMed undertakes no duty to update this information.


                                    # # # #